Filed Pursuant To Rule 424(b)(3)

File No. 333-166488

PROSPECTUS

ADCARE HEALTH SYSTEMS, INC.

1,382,500 Private Placement Warrants;
and
3,385,417 Shares of Common Stock, No Par Value per Share

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) to register for resale, from time to time, by certain selling securityholders under this prospectus the following securities: (1) 1,382,500 warrants to purchase shares of common stock (the “Private Placement Warrants”) issued in a private placement on December 8, 2009 (the “2009 Private Placement”), and (2) 3,385,417 shares of common stock issuable upon the exercise of certain warrants and options consisting of (i) 1,382,500 shares of common stock underlying the Private Placement Warrants, (ii) 1,811,539 shares of common stock underlying warrants issued to certain of our officers and directors and other selling securityholders (the “Securityholder Warrants”), (iii) 171,378 shares of common stock issued to certain of our directors and officers on December 7, 2009 (“Management Restricted Stock”), and (iv) 20,000 shares of common stock comprising the common stock issued to Rookwood on April 14, 2008 (the “Rookwood Restricted Stock”).

The selling securityholders identified in this prospectus, or their pledges, donees, transferees or other successors-in-interest, may offer the registered securities from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.  We will not receive proceeds from the sale of any of the securities registered pursuant to this prospectus.  However, we may receive proceeds in connection with the exercise of the Private Placement Warrants and the Securityholder Warrants (collectively, the “Warrants”), if they are exercised for cash.  The selling securityholders will sell the securities in accordance with the “Plan of Distribution” set forth in this prospectus.  The selling securityholders will bear all commissions and discounts, if any attributable to the sale of the registered securities.  We will bear all costs, expenses and fees in connection with the registration of the securities.

This prospectus also covers: (1) 1,406,000 shares of common stock issuable upon exercise of the common stock purchase warrants sold in our initial public offering in November 2006 (the “IPO Warrants”); and (2) 70,300 shares of common stock issuable upon exercise of common stock purchase warrants issued to Newbridge Securities Corporation, the underwriter of our initial public offering, in connection with our initial public offering (the “Newbridge Warrants”).

Our common stock is traded on the NYSE AMEX under the symbol “ADK.”  On June 16, 2011, the last reported sale of our common stock on the NYSE AMEX was $5.32 per share.  As of June 16, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $37,630,153.

You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find Additional Information.”

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 4 for certain risks and uncertainties that you should consider.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Prospectus dated June 27, 2011

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You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  The information on this prospectus is complete and accurate only as of the date of the front cover regardless of the time delivery of this prospectus or of any sale of shares.  Except where the context requires otherwise, in this prospectus, the words “Company,” “AdCare,” “we,” “us” and “our” refer to AdCare Health Systems, Inc., an Ohio corporation.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus.  It does not contain all of the information that is important to you.  We encourage you to carefully read this entire prospectus and the documents to which we refer you.  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus.

Our Company

We are a Springfield, Ohio based developer, owner and manager of retirement communities, assisted living facilities, nursing homes, and provide home health care services.  As of March 31, 2011, we operate twenty-eight facilities, comprised of twenty skilled nursing centers, seven assisted living residences and one independent living/senior housing facility, totaling approximately 2,600 units.  Our communities are located in Ohio, Georgia, Alabama and North Carolina.  Subsequent to March 31, 2011, we became the owner and operator of two additional skilled nursing centers with an aggregate of 235 units.

We have an ownership interest in eleven of the facilities we operate, comprised of 100% ownership of five of the skilled nursing centers and six assisted living facilities.  We have lease agreements on eleven skilled nursing facilities.  The assisted living facilities that we own operate under the name Hearth & Home, with the tag line “Home is where the hearth is.”  We also maintain a development/consulting initiative which provides potential management opportunities to our core long-term care business.  AdCare Health Systems, Inc. and Hearth & Home are registered trademarks.

Our business operates in two segments:  (1) management and facility-based care and (2) home-based care.  In our management and facility-based care segment, we derive revenues from three primary sources.  We operate and have ownership interests in eight facilities for which we collect fees from the residents of those facilities.  Profits/losses are generated to the extent that the monthly patient fees exceed the costs associated with operating those facilities.  We also manage assisted living facilities and nursing homes owned by third parties.  With respect to these facilities, we receive a management fee based on the revenue generated by the facilities.  Within our management facility-based care segment, we provide development, consulting and accounting service to third parties.  In these instances, we receive a fee for providing those services.  These fees vary from project to project, with the development fee in most cases being based on a percentage of the total cost to develop the project.

Corporate Information

Our principal executive offices are located at 5057 Troy Road, Springfield, Ohio 45502, and our telephone number is (937) 964-8974.  We maintain a website at www.adcarehealth.com.  This reference to our website is an inactive textual reference only and is not a hyperlink.  The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

Summary of the Offering

Securities Offered by Selling Securityholders
Securities Offered	• 1,382,500 Private Placement Warrants issued in the 2009 Private Placement
• 3,385,417 shares of common stock.*
Use of Proceeds

We will not receive any proceeds from the sale of the common stock or other securities.  We may receive proceeds from the exercise of the Warrants, if exercised for cash.  We intend to use any proceeds from the exercise of any of the Warrants for working capital and other general corporate purposes.  There is no assurance that any of the Warrants will ever be exercised for cash, if at all.

Risk Factors

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment.  Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 4.

NYSE AMEX Market Symbol	Our common stock is traded on the NYSE Amex under the symbol “ADK.”

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The shares of common stock registered hereunder consist of: (1) 1,382,500 shares of common stock underlying the Private Placement Warrants, (2) 1,811,539 shares of common stock underlying the Securityholder Warrants, (3) 171,378 shares of common stock comprising the Management Restricted Stock, and (4) 20,000 shares of common stock comprising the Rookwood Restricted Stock.

Securities Offered by the Company
Shares to be issued upon exercise of all of our IPO Warrants	1,406,000 shares of common stock
Shares to be issued upon exercise of all of our Newbridge Warrants	70,300 shares of common stock
Use of Proceeds

We expect to receive $3,515,000 in net proceeds assuming the exercise of all of IPO Warrants and $175,750 in net proceeds assuming the exercise of all the Newbridge Warrants.   We intend to use these net proceeds for general corporate purposes.

Risk Factors

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment.  Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 4.

Stock Exchange Symbol	Our common stock and IPO Warrants are traded on NYSE Amex and trade under the symbols ADK and ADK.WS, respectively.

RISK FACTORS

The following are certain risk factors that could affect our business, operations and financial condition.  These risk factors should be considered in connection with evaluating the forward-looking statements contained in this prospectus because these factors could cause the actual results and conditions to differ materially from those projected in forward-looking statements.  This section does not describe all risks applicable to our business, and we intend it only as a summary of certain material factors.  If any of the following risks actually occur, our business, financial condition or results of operations could be negatively affected.  In that case, the trading price of our common stock could decline.

We intend to expand our business into new areas of operation.

Our business model calls for seeking to acquire existing cash flowing operations and to expand our operations by pursuing an acquisition merger and acquisition growth strategy to acquire and lease long term care facilities, primarily nursing homes.  Our success will largely depend on our ability to finance the new acquisitions and implement and integrate the new acquisitions into our management systems.  As a result, we expect to experience all of the risks that generally occur with rapid expansion such as:

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adapting our management systems and personnel into the new acquisition;

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integrating the new acquisition and businesses into our structure;

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acquisition and operation of new acquisitions and businesses in the Southeastern United States, a geographic region in which we have not historically operated;

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obtaining adequate financing under acceptable terms;

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retention of key personnel, customers and vendors of the acquired business and the hiring of new personnel;

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impairments of goodwill and other intangible assets; and

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contingent and latent risks associated with the past operations of, and other unanticipated costs and problems arising in, an acquired business.

If we are unable to successfully integrate the operations of an acquired property or business into our operations, we could be required to undertake unanticipated changes.  These changes could have a material adverse effect on our business.  Since we went public in November, 2006, we have not expanded into new areas of business.

We may need additional financing to complete our long-term acquisition and expansion plans, and we do not have commitments for additional financing.

To achieve our growth objectives, we will need to obtain sufficient financial resources to fund our expansion, development and acquisition activities.  We believe we may need to secure debt financing in order to help us leverage our equity resources and make further acquisitions. As of March 31, 2011, we had an accumulated deficit of $13,314,166 and working capital of approximately $1,746,000.  Our cumulative losses have, in the past, made it difficult for us to borrow adequate funds on what management believed to be commercially reasonable terms.  There can be no assurance that adequate financing will be available on terms that are acceptable to us, if at all.  In addition, our Board of Directors may elect to use our stock as “currency” in acquiring additional businesses.  If so, our stockholders may experience dilution.

We currently have lines of credit in place which may be insufficient to satisfy short-term cash needs.

In March of 2010, we increased our available line of credit with Huntington National Bank to $200,000 in order to assist with cash flow.  As of December 31, 2010, approximately $187,000 was used in operation of the Company.  We have also established a $191,000 line of credit using funds from our non-qualified deferred compensation plan.  Members of this plan, which is only available to senior management, authorized the transfer of funds to establish the line of credit with interest accruing at 8%.  The funds are presently used in the operation of the Company.  Additionally, on October 29, 2010, AdCare subsidiaries ADK Powder Springs Operator, LLC, ADK Lumber City Operator, LLC, ADK Jeffersonville Operator, LLC, ADK LaGrange Operator, LLC, and ADK Thomasville Operator, LLC (collectively, the “Borrowers”) entered into a Credit Agreement with lender, Gemino Healthcare Finance, LLC (the “Lender”), to provide a credit facility in the maximum amount of $5,000,000. The initial term of the Credit Facility will expire on October 29, 2013.  Borrowing under the Credit Facility is not limited to use by the Borrowers and may be used for various business purposes. Conditions of the Credit Agreement require the Borrowers to pay interest on a minimum balance of $1,000,000.  Subsequently, on February 25, 2011, we joined five additional AdCare subsidiaries:  ADK Thunderbolt Operator, LLC, ADK Savannah Beach Operator, LLC, ADK Oceanside Operator, LLC, Attalla Nursing ADK, LLC, and Coosa Nursing ADK, LLC as additional borrowers in the Credit Agreement.  The additional borrowers increased the amount of credit available to us and the maximum amount of the credit facility increased to $7,500,000.  As of March 31, 2011, approximately $1,763,000 of the credit facility was used in the operations of the business.

Businesses typically use lines of credit to finance short-term and unexpected cash needs.  There can be no assurances that these lines of credit will be sufficient in the event of an acute cash deficit.  Therefore, we intend to secure additional lines of credit or increases in our existing lines but we can provide no assurance that it will be available on acceptable terms, if at all, or that the amount of any line of credit obtained will be sufficient to handle future cash needs as they arise.

Our business depends on reimbursement under federal and state programs, and legislation or regulatory action may reduce or otherwise adversely affect the amount of reimbursements.

Our revenues are heavily dependent on payments administered under the Medicare and Medicaid programs. The economic downturn has caused many states to institute freezes on or reductions in Medicaid reimbursements to address state budget concerns.  Moreover, for the 2010 federal fiscal year, the Federal Centers for Medicare and Medical Services (“CMS”) effectively reduced our Medicare reimbursement rates; for the 2011 federal fiscal year, CMS has implemented changes to the Resource Utilization Group classification system, which may impact our Medicare revenues adversely.

In addition to these reductions, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. Aspects of certain of these initiatives, such as further reductions in funding of the Medicare and Medicaid programs, additional changes in reimbursement regulations by CMS, enhanced pressure to contain healthcare costs by Medicare, Medicaid and other payers, and additional operational requirements, could adversely affect us.

We have a history of operating losses and may incur losses in the future as we expand.

For the year ended December 31, 2010, for amounts attributable to the Company, we had a net loss of $2,743,621 compared to a net income of $440,283 for the year ended December 31, 2009.  For the three months ended March 31, 2011, for amounts distributable to the Company, we had net income of $357,291 compared to a net loss of $113,886 for the three months ended March 31, 2010.  There can be no assurance that we will be able to operate profitably as we expand.  As of March 31, 2011, we had working capital of approximately $1,746,000.

Management’s plans with the objective of improving liquidity and profitability in future years encompass the following:

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refinancing debt where possible to obtain more favorable terms.

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increase facility occupancy, improve the occupancy mix by increasing Medicare patients.

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add additional management contracts.

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Acquire additional long term care facilities with existing cash flowing operations to expand our operations.

Management believes that the actions that will be taken by the Company provide the opportunity for the Company to improve liquidity and achieve profitability.  However, there can be no assurance that such events will occur.

Assisted living and skilled nursing facility financial stability could be negatively impacted by the current economic conditions.

Approximately 8% of our skilled nursing occupants and nearly all the occupants of our assisted living facilities rely on their personal investments and wealth to pay for their stay in our facilities.  Recent declines in market values of investments could limit their ability to pay for services or shorten the period of time for which they can pay privately for their stay.  The declining market for the sale of homes could limit their ability to sell their personal assets further reducing their ability to remain in our facilities.  Furthermore, adult children who have recently become unemployed may decide to care for their parent at home so that their parent’s income may help offset some of their own financial burdens.  During 2010, we have experienced lower occupancy in our assisted living facilities and believe it may be due in part to our potential customers’ response to the current economic conditions.  We do not believe lower occupancy in our assisted living facilities represents a trend.

We are engaged in an evolving and highly-regulated industry, which increases the cost of doing business and may require us to change the way our business is conducted.

Health care is an area of extensive and frequent regulatory change.  Changes in the laws or new interpretations of existing laws can have a significant effect on methods of doing business, cost of doing business, and amounts of reimbursements from the government and other payers.  Our assisted living residences and nursing homes are subject to regulation and licensing by state and local health and social service agencies and other regulatory authorities.  We are and will continue to be subject to varying degrees of regulation and licensing by health or social service agencies.  A failure to comply with applicable requirements could cause us to be fined or could cause the cessation of our business, which would have a material adverse effect on our company.

The manner and the extent to which assisted living is regulated at the federal and state level is evolving.  Changes in the laws or new interpretations of existing laws may have a significant effect on our methods and costs of doing business.  Our success will depend partially on our ability to satisfy the applicable regulations and requirements and to procure and maintain required licenses.  Our operations could also be adversely affected by, among other things, regulatory developments such as mandatory increases in the scope and quality of care given to the residents and revisions in licensing and certification standards.  We believe that our operations do not presently violate any existing federal or state laws.  But there can be no assurance that federal, state, or local laws or regulatory procedures which might adversely affect our business, financial condition, and results of operations for prospects will not be expanded or imposed.

State and federal regulatory changes also affect our business.

Because of the nature of our business, changes to both state and federal regulations may impact the pricing for our services and the methods of reimbursement.  Changes which reduce the amount which we can charge for our services or delay or reduce the amount of our reimbursement could have a material adverse effect upon our business.

An expanded Federal program is underway to recover Medicare overpayments.

The Medicare Modernization Act of 2003 established a three year demonstration project to recover overpayments and identify underpayments on Medicare claims from hospitals, skilled nursing facilities and home health agencies through a review of claims previously paid by Medicare beginning in October, 2007.  Medicare contracted nationwide with third parties known as Recovery Audit Contractors (“RAC”) to conduct these reviews commonly referred to as RAC Audits.  Due to the success of the program, the Tax Relief and Healthcare Act of 2006 made the program permanent and mandated its expansion to all 50 states in 2010.  As of March 31, 2011, we have not received notification that any of our claims are subject to RAC Audits however, we can make no assurances that our claims will not be selected for RAC Audits in the future and if they are the extent to which these audits may reduce our revenue or otherwise hinder cash flow.

State Certificate of Need laws and other regulations could negatively impact our ability to grow our nursing home business.

Many states in which we could expand, have adopted Certificate of Need or similar laws that generally require that a state agency approve certain nursing home acquisitions and determine the need for certain nursing home bed additions, new services, capital expenditures, or other changes prior to the acquisition or addition of beds or services, the implementation of other changes, or expenditure of capital.  State approvals are generally issued for specified maximum expenditures and require implementation of the proposal within a specified period of time.  Failure to obtain the necessary state approval can result in the inability to provide the service, to operate the centers, to complete the acquisition, addition, or other change, and can also result in sanctions or adverse action on the center’s license and adverse reimbursement action.  There can be no assurance that we will be able to obtain Certificate of Need approval for all future projects requiring the approval, or that approvals will be timely.

Due to the high-risk circumstances in which we conduct business, we may encounter liability claims in excess of insurance coverage.

The provision of health care services entails an inherent risk of liability.  In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant defense costs.  We currently maintain $1,000,000 in liability insurance for any one exposure.  This insurance is intended to cover malpractice and other lawsuits.  Although we believe that it is in keeping with industry standards, there can be no assurance that claims in excess of our limits will not arise.  Any such successful claims could have a material adverse effect upon our financial condition and results of operations.  Claims against us, regardless of their merit or eventual outcome, may also have a material adverse effect upon our ability to attract and retain business.  In addition, our insurance policies must be renewed annually and there can be no assurance that we will be able to retain coverage in the future or, if coverage is available, that it will be available on acceptable terms.

We encounter intense competition from competitors, many of whom have greater resources than AdCare.

The long-term care industry is highly competitive and we believe that it will become even more competitive in the future.  Our assisted living facilities and nursing homes compete with numerous companies providing similar long-term care alternatives, such as home health care agencies, community-based service programs, retirement communities and convalescent centers, and other assisted living providers.  We compete with national companies such as HCR Manor Care, Alterra and Extended Care with respect to both our nursing home and assisted living facilities.  We also compete with locally owned entities as well as Health Care Facilities-HCF on a regional basis.  Historically, we have found that the entry of one or more of these competitors into one of our established markets can reduce both our occupancy and the rates we are able to charge to our customers. In the past, we have found national publicly traded competitors who are willing to enter into a market already served by us.  When these competitors experienced lower than expected occupancies, they relied on their greater financial resources to reduce their rates in order to increase occupancy.  This resulted in our occupancies decreasing below expected levels. Eventually, demographics improved and rates stabilized.  However, there can be no assurance that similar events will not occur in the future which could limit our ability to attract residents or expand our business and that could have a negative effect on our financial condition, results of operations, and prospects.  We can provide no assurance that competitive pressures will not have a material adverse effect on us.

The home health care business is also highly competitive.  Since we first acquired Assured Health Care in 2005, its operations remain relatively centralized in the Dayton, Ohio area.  However, in that area, Assured faces competition from several sources including, without limitation, Fidelity Nursing Home Systems, Kettering Network Home Care, GEM City Home Care, Greene Memorial Hospital Home Care, and Community Springfield.

Our business is very labor intensive, we operate in smaller markets with limited personnel resources, and our success is tied to our ability to attract and retain qualified employees.

We compete with other providers of home health care, nursing home care, and assisted living with respect to attracting and retaining qualified personnel.  We depend on the availability of Registered Nurses and Licensed Practical Nurses to provide skilled care to our nursing home residents.  According to the Ohio Hospital Association, the supply of nurses nationwide is predicted to be 800,000 short of demand by 2020.  Another study conducted by Dr. David I. Auerbach for the journal Health Affairs estimated the shortage to increase to 340,000 by 2020.  According to the Bureau of Labor Statistics, “employment of registered nurses is expected to grow 23 percent [or 587,000 jobs] from 2006 to 2016, much faster than the average for all occupations”.  The Bureau of Labor Statistics also reports “employment of LPNs is expected to grow 14 percent [or 105,000 jobs] between 2006 and 2016, faster than the average for all occupations, in response to the long-term care needs of an increasing elderly population and the general increase in demand for health care services”.  While the experts may not agree on the size of the shortage, they all appear to agree that there is and will continue to be a shortage.

Because of the small markets in which we operate, shortages of nurses and/or trained personnel may require us to enhance our wage and benefit package in order to compete and lure qualified employees from more metropolitan areas.  To date, we have been able to adequately staff all of our operations.  However, we can provide no assurance that our labor costs will not increase, or that, if they do increase, they can be matched by corresponding increases in revenues.

We are dependent on our management team and the loss of any of these individuals would harm our business.

Our future success depends largely upon the management experience, skill, and contacts of our officers and directors, in particular, David A. Tenwick, Chairman, Christopher Brogdon, Vice-Chairman and Chief Acquisitions Officer, Gary L. Wade, co-CEO and President, Boyd Gentry, co-CEO, and Martin D. Brew, Chief Financial Officer.  Mr. Tenwick has signed an employment agreement that is effective through September 2011.  Mr. Gentry has also entered into an employment agreement with us.  Mr. Wade is retiring and has resigned from AdCare effective June 30, 2011.  Neither Messrs. Brew nor Brogdon have agreed to be employed by us for any specified term.  Loss of the services of any or all of these officers could be materially detrimental to our operations.  In addition, due to the location of our corporate headquarters in a smaller urban region, we may experience difficulty attracting senior managers in the future.

We own multiple parcels of real estate and could be subject to environmental liability for hazardous substances found on any of those parcels, whether or not we caused the contamination.

While we are not aware of any potential problems at this time, we own multiple parcels of real estate, each of which is subject to various federal, state, and local environmental laws, ordinances, and regulations.  Many of these laws and regulations provide that a current or previous owner of real property may be held liable for the cost of removing hazardous or toxic substances, including materials containing asbestos that would be located on, in, or under the property.  These laws and regulations often impose liability whether or not the owner or operator knew, or was responsible for, the presence of the hazardous or toxic substances.  The cost of the removal is generally not limited under the laws and regulations and could exceed the property’s value and the aggregate assets of the owner or operator.  The presence of these substances or failure to remediate such substances properly may also adversely affect the owner’s ability to sell or rent the property or to borrow using the property as collateral.  If any of our properties were found to have environmental issues, we may be required to expend significant amounts to rehabilitate the property and we may be subject to significant liability.

The price of our securities may be subject to fluctuation.

The market price of our common stock and warrants will likely be highly volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control.  These factors include:

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variations in our operating results;

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changes in the general economy, and more specifically the Ohio economy or in the local economies in which we operate;

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the financial markets; the state and length of the present bull market and when the market may revert to a bear market;

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the departure of any of our key executive officers and directors;

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the level and quality of securities analysts’ coverage for our common stock;

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announcements by us or our competition of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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changes in federal, state, and local health-care regulations to which we are subject; and

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future sales of our common stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.

Our management substantially controls all major decisions.

Our directors and officers beneficially own approximately 31.8% of our outstanding common shares, options and warrants.  Therefore, our directors and officers will be able to influence major corporate actions required to be voted on by stockholders, such as the election of directors, the amendment of our charter documents, and the approval of significant corporate transactions such as mergers, reorganizations, sales of substantially all of our assets, and liquidation.  Furthermore, our directors will be able to make decisions affecting our capital structure, including decisions to issue additional capital stock, implement stock repurchase programs and incur indebtedness.  This control may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.

As we expand our operations, we may open or manage facilities that are geographically near other facilities that we operate or manage.

While the facilities that we own and manage are sufficiently well-spaced so that they do not currently compete for business, there can be no assurance in the future, as we grow, that circumstances will not arise where facilities which we own and/or manage will compete with each other for patients.  If this were to occur, it may damage our relationships with facilities that we manage that could result in the termination of our management agreements.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  These requirements may place a strain on our systems and resources.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.  The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required.  This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Takeover defense provisions may adversely affect the market price of our common stock.

Various provisions of Ohio corporation law and of our corporate governance documents may inhibit changes in control not approved by our Board of Directors and may have the effect of depriving our investors of an opportunity to receive a premium over the prevailing market price of our common stock in the event of an attempted hostile takeover.  In addition, the existence of these provisions may adversely affect the market price of our common stock and warrants.  These provisions include:

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a requirement that special meetings of stockholders be called by our Board of Directors, the Chairman, the President, or the holders of shares with voting power of at least 25%;

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staggered terms among our directors with these classes of directors and only one class to be elected each year;

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advance notice requirements for stockholder proposals and nominations; and

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availability of “blank check” preferred stock.

Provisions in our bylaws provide for indemnification of officers and directors, which could require us to direct funds away from our business and future products.

Our Articles of Incorporation and Code of Regulations provide for the indemnification of our officers and directors.  We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director, including reasonable attorneys’ fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company.  Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business and the development of our product candidates, thereby affecting our ability to attain or maintain profitability.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Forward-looking statements provide our current expectations or forecasts of future events.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

The risk factors referred to in this prospectus could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements.  The risks and uncertainties described in this prospectus are not the only ones we face.  New factors emerge from time to time, and it is not possible for us to predict which will arise.  There may be additional risks not presently known to us or that we currently believe are immaterial to our business.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner.  Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this prospectus are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares.  We have not independently verified market and industry data from third-party sources.  In addition, consumption patterns and customer preferences can and do change.  As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities by the selling security holders.  We may receive proceeds from the issuance of shares of common stock upon the exercise of the Warrants, if exercised for cash.  We intend to use any proceeds from exercise of the Warrants for working capital and other general corporate purposes.

There is no assurance that any of the Warrants will ever be exercised for cash, if at all.  If all of the outstanding Warrants are exercised for cash at the initial exercise price, we would receive aggregate gross proceeds of approximately $7,993,990.00.

We will receive up to an aggregate of approximately $3,515,000 from the exercise of the IPO Warrants, assuming the exercise in full of all of our IPO Warrants, and approximately $175,750 from the exercise of the Newbridge Warrants, assuming the exercise in full of the Newbridge Warrants.  We expect to use the net proceeds from the exercise of these warrants for working capital and other general corporate purposes.

SELLING SECURITYHOLDERS

The following securities are being registered for resale on behalf of the selling securityholders identified herein:  (1) 1,382,500 Private Placement Warrants issued in the 2009 Private Placement and (2) 3,385,417 shares of common stock issuable upon the exercise of certain warrants and options consisting of (i) 1,382,500 shares of common stock underlying the Private Placement Warrants, (ii) 1,811,539 shares of common stock underlying the Securityholder Warrants, (iii) 171,378 shares of common stock comprising the Management Restricted Stock, and (iv) 20,000 shares of common stock comprising the Rookwood Restricted Stock.

To the extent permitted by law, the selling securityholders listed below may resell the securities registered pursuant to this prospectus.  The following table sets forth the securities, including the underlying common stock, beneficially owned by the selling securityholders as of June 6, 2011.  The selling securityholders are not making any representation that any securities registered by this prospectus will be offered for sale.  The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of registered pursuant to this prospectus.  The following table assumes that all of the securities being registered pursuant to this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock.  Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock and other securities beneficially owned by them.  The inclusion of any securities in this table does not constitute an admission of beneficial ownership for the person named below.

Private Placement Warrants

Name of Selling Securityholder	Ownership of Private Placement Warrants Prior to Offering		Number of Private Placement Warrants Offered Hereby	Ownership of Private Placement Warrants After Offering…		Relationship with AdCare
	Number	Percentage		Number	Percentage
Margaret M. Bathgate	50,000	3.6%	50,000	0	0%	A
Travis L. Abbott	25,000	1.8%	25,000	0	0%	A

Eugene C. McColley IRA	45,000	3.3%	45,000	0	0%	B
Robert L. Burrell & Cecilia S. Burrell (JT TEN)	5,000	*	5,000	0	0%
Mark I. Berkowitz	30,000	2.2%	30,000	0	0%
Linda C. Berkowitz	15,000	1.1%	15,000	0	0%
Bruce M. Berkowitz Retirement	40,000	2.9%	40,000	0	0%
Michael Paul Moore	12,500	*	12,500	0	0%
Michael E. Donnelly	12,500	*	12,500	0	0%	B
Daniel MacDonald	12,500	*	12,500	0	0%
Petta Family Partnership LTD	112,500	8.1%	112,500	0	0%
Thomas D. Wolf	5,000	*	5,000	0	0%
Delaware Charter G&T Co. TTEE FBO Kim J. Gloystein IRA	10,000	*	10,000	0	0%
Delaware Charter G&T Co. TTEE FBO Lawrence E. Bathgate IRA	10,000	*	10,000	0	0%	B
Delaware Charter G&T Co. TTEE FBO James C. Cohig IRA	12,500	*	12,500	0	0%
Delaware Charter G&T Co. TTEE FBO Steven M. Bathgate IRA	25,000	1.8%	25,000	0	0%	B
Delaware Charter G&T Co. TTEE FBO J. Scott Liolios IRA	25,000	1.8%	25,000	0	0%	C
Delaware Charter G&T Co TTEE FBO Brian Curd IRA	5,000	*	5,000	0	0%
Connie Burwell White & William W. White Foundation	25,000	1.8%	25,000	0	0%
William D. Moreland	130,000	9.4%	130,000	0	0%
Frank H. DiCristina III	25,000	1.8%	25,000	0	0%
Peter L. Siegel	12,500	*	12,500	0	0%

Robert M. Scarbrough	12,500	*	12,500	0	0%
Richard Justin Palmer	25,000	1.8%	25,000	0	0%
Donald C. White	75,000	5.4%	75,000	0	0%
Robert M. Nieder	12,500	*	12,500	0	0%
Delaware Charter G&T Co. TTEE FBO Richard T. Huebner IRA	7,500	*	7,500	0	0%
Susan K. Heubner	12,500	*	12,500	0	0%
Deborah Russell Neujahr	12,500	*	12,500	0	0%
Michael Iiams	50,000	3.6%	50,000	0	0%
Kent J. Lund & Elizabeth A. Lund (TEN COM)	7,500	*	7,500	0	0%
John J. Kopel & Laurie A. Kopel (JT TEN)	12,500	*	12,500	0	0%
Rodney D. Cerny	25,000	1.8%	25,000	0	0%
Shane T. Petersen & Kathrine M. Petersen (JT TEN)	5,000	*	5,000	0	0%
Robyne L. Huebner & James W. Huebner (JT TEN)	5,000	*	5,000	0	0%
Rutland W. Bussey Rev. Trust 4/15/99 Rutland W. Bussey TTEE	6,250	*	6,250	0	0%
Frederick W. Duboc IRA	12,500	*	12,500	0	0%
H. Leigh Severance	37,500	2.7%	37,500	0	0%
John D. Gibbs & Susan Y. Gibbs (JT TEN)	25,000	1.8%	25,000	0	0%
Legent Clearing LLC FBO David Gendal Rev. Inter VIVOS TR dated 03/95	25,000	1.8%	25,000	0	0%
Judith A. Schindler	100,000	7.2%	100,000	0	0%
George S. Stern	25,000	1.8%	25,000	0	0%
Boyd P. Gentry (Community Property)	12,500	*	12,500	0	0%

Delaware Charter G&T Co. TTEE FBO George A. Johnson IRA	5,000	*	5,000	0	0%
Terry D. Tenwick & Rebecca S. Tenwick (JT TEN)	12,500	*	12,500	0	0%	D
George T. Wood	37,500	2.7%	37,500	0	0%
Thomas R. Kaplan	12,500	*	12,500	0	0%
White Sand Investor Group LP	12,500	*	12,500	0	0%
Community Bank & Trust FBO Greg W. Griffin IRA	25,000	1.8%	25,000	0	0%
Lazarus Investment Partnership LLP	126,250	9.2%	126,250	0	0%
TOTAL	1,382,500		1,382,500	0	0%

Common Stock/Restricted Stock

Name of Selling Securityholder	Ownership of Shares of Common Stock Prior to Offering		Number of Shares Offered Hereby	Ownership of Shares of Common Stock After Offering…		Relationship with AdCare
	Shares	Percentage		Shares	Percentage
Margaret M. Bathgate	270,000(1)	3.2%	50,000(1)	220,000(1)	2.8%	A
Travis L. Abbott	29,000(2)	*	25,000(2)	4,000	0%	A
Eugene C. McColley IRA	102,438(3)	1.2%	75,438(3)	27,000(3)	*	B
Robert L. Burrell & Cecilia S. Burrell (JT TEN)	8,250(4)	*	5,000(4)	3,250	0%
Mark I. Berkowitz	72,000(5)	*	30,000(5)	42,000	*
Linda C. Berkowitz	30,750(6)	*	15,000(6)	15,750	*
Bruce M. Berkowitz Retirement	175,125(7)	2.1%	40,000(7)	135,125(7)	1.6%
Michael Paul Moore	12,500(8)	*	12,500(8)	0	0%
Michael Donnelly	54,385(9)	*	36,885(9)	17,500(9)	*
Daniel MacDonald	25,625(10)	*	12,500(10)	13,125	*
Petta Family Partnership LTD	230,625(11)	2.7%	112,500(11)	118,125	1.4%

Thomas D. Wolf	10,250(12)	*	5,000(12)	5,250	*
Delaware Charter G&T Co. TTEE FBO Kim J. Gloystein IRA	52,725(13)	*	10,000(13)	42,725(13)	*
Delaware Charter G&T Co. TTEE FBO Lawrence E. Bathgate IRA	35,400(14)	*	10,000(14)	25,400(14)	*	B
Delaware Charter G&T Co. TTEE FBO James C. Cohig IRA	27,125(15)	*	14,000(15)	13,125(15)	*
Delaware Charter G&T Co. TTEE FBO Steven M. Bathgate IRA	128,707(16)	1.5%	57,457(16)	71,250	*	B
Delaware Charter G&T Co. TTEE FBO J. Scott Liolios IRA	52,250(17)	*	26,000(17)	26,250	*	C
Delaware Charter G&T Co TTEE FBO Brian Curd IRA	10,450(18)	*	5,200(18)	5,250	*
Connie Burwell White & William W. White Foundation	61,750(19)	*	25,000(19)	36,750	*
William D. Moreland	136,500(20)	1.6%	130,000(20)	6,500	*
Frank H. DiCristina III	77,964(21)	*	25,000(21)	52,964	*
Peter L. Siegel	53,375(22)	*	12,500(22)	40,675(22)	*
Robert M. Scarbrough	80,000(23)	*	12,500(23)	67,500(23)	*
Richard Justin Palmer	59,000(24)	*	25,000(24)	34,000(24)	*
Donald C. White	75,000(25)	*	75,000(25)	0	0%
Robert M. Nieder	29,688(26)	*	12,500(26)	17,188	*
Delaware Charter G&T Co. TTEE FBO Richard T. Huebner IRA	21,205(27)	*	7,500(27)	13,705(27)	*
Susan K. Heubner	12,500(28)	*	12,500(28)	0	0%
Deborah Russell Neujahr	12,500(29)	*	12,500(29)	0	0%
Michael Iiams	50,000(30)	*	50,000(30)	0	0%
Kent J. Lund & Elizabeth A. Lund (TEN COM)	18,705(31)	*	7,500(31)	11,205	*

John J. Kopel & Laurie A. Kopel (JT TEN)	25,625(32)	*	12,500(32)	13,125	*
Rodney D. Cerny	51,250(33)	*	25,000(33)	26,250	*
Shane T. Petersen & Kathrine M. Petersen (JT TEN)	5,000(34)	*	5,000(34)	0	0%
Robyne L. Huebner & James W. Huebner (JT TEN)	7,000(35)	*	5,000(35)	2,000	0%
Rutland W. Bussey Rev. Trust 4/15/99 Rutland W. Bussey TTEE	6,250(36)	*	6,250(36)	0	0%
Frederick W. Duboc IRA	13,125(37)	*	12,500(37)	625	0%
H. Leigh Severance	76,875(38)	*	37,500(38)	39,375	*
John D. Gibbs & Susan Y. Gibbs (JT TEN)	89,250(39)	1.1%	25,000(39)	39,250(39)	*
Legent Clearing LLC FBO David Gendal Rev. Inter VIVOS TR dated 03/95	25,000(40)	*	25,000(40)	0	0%
Judith A. Schindler	107,000(41)	1.3%	100,000(41)	7,000	*
George S. Stern	72,250(42)	*	25,000(42)	47,250	*
Boyd P. Gentry (Community Property)	108,958(43)	1.3%	12,500(43)	96,458(43)	1.1%
Delaware Charter G&T Co. TTEE FBO George A. Johnson IRA	5,000(44)	*	5,000(44)	0	0%
Terry D. Tenwick & Rebecca S. Tenwick (JT TEN)	33,741(45)	*	12,500(45)	21,241(45)	*	D
George T. Wood	76,875(46)	*	37,500(46)	39,375	*
Thomas R. Kaplan	40,139(47)	*	12,500(47)	27,639	*
White Sand Investor Group LP	23,125(48)	*	12,500(48)	10,625	*
Community Bank & Trust FBO Greg W. Griffin IRA	85,297(49)	1.0%	25,000(49)	60,297	*
Lazarus Investment Partnership LLP	126,250(50)	1.5%	126,250(50)	0	0%
David A. Tenwick	762,639(51)	8.7%	472,832(51)	289,807(51)	3.4%	U

Gary L. Wade	474,377(52)	5.5%	294,330(52)	180,047(52)	2.1%	U
J. Scott Cunningham	52,331(53)	*	33,800(53)	18,531	*	F
Sharon Reynolds	39,843(54)	*	32,600(54)	7,243	*	F
Kimberlee Henry	19,013(55)	*	14,733(55)	4,280	*	F
Andy Wade	47,843(56)	*	38,638(56)	9,205	*	F
Carol Groeber	35,016(57)	*	32,600(57)	2,416	0%	F
Peter Hackett	24,357(58)	*	4,000(58)	20,357(58)	*	U
Jeffrey Levine	45,868(59)	*	14,000(59)	31,868(59)	*	U
Phil Radcliffe	48,486(60)	*	22, 250(60)	26,236(60)	*	U
Larry Sturtz	98,093(61)	1.2%	43,840(61)	54,253(61)	*	U
Merle Kearns	800(62)	0%	800(62)	0	0%	G
Clarence Peterson	3,101(63)	0%	3,101(63)	0	0%	H
Jacqueline Potter	7,200(64)	*	3,200(64)	4,000	0%	F
J. Michael Williams	109,486(65)	1.3%	88,926(65)	20,560	*	I
The Opportunity Fund	25,000(66)	*	25,000(66)	0	0%
Amothy Corporation	100,000(67)	1.2%	100,000(67)	0	0%	J
McKnight Group	121,000(68)	1.4%	100,000(68)	21,000	*	K
Booke & Co	25,000(69)	*	25,000(69)	0	0%	L
James Mueller	25,000(70)	*	25,000(70)	0	0%	M
GCC-Prospect Corp	110,000(71)	1.3%	110,000(71)	0	0%	N
Chris Brogdon	1,425,034(72)	15.3%	300,000(72)	1,125,034(72)	12.3%	U
Connie Brogdon	1,425,034(73)	15.3%	300,000(73)	1,125,034(73)	12.3%	V
Jonathan Kruljac	9,152(74)	*	6,002(74)	3,150	0%	A
Andrea Bauer	2,000(75)	0%	2,000(75)	0	0%	A
Anita Dudley	500(76)	0%	500(76)	0	0%	A
Nancy Stratton	500(77)	0%	500(77)	0	0%	A
Greg Fulton	3,254(78)	0%	3,254(78)	0	0%	A
Katie Walker	113(79)	0%	113(79)	0	0%	A
Fulton Partners	4,500(80)	*	4,500(80)	0	0%	A

David Drennen	1,666(81)	0%	1,666(81)	0	0%	A
Richard Huebner	8,646(82)	*	8,646(82)	0	0%	A
Vicki DE Barone	13,296(83)	*	10,146(83)	3,150	0%	A
Joe Lavigne	505(84)	0%	505(84)	0	0%	A
WMS Enterprises LLC	5,438(85)	*	5,438(85)	0	0%	B
Robert Diamond	563(86)	0%	563(86)	0	0%	B
Douglas Aguililla	8,622(87)	*	8,622(87)	0	0%	B
Newbridge Securities	375(88)	0%	375(88)	0	0%	B
Spouting Rock Capital	5,250(89)	*	5,250(89)	0	0%	B
HWS Investment II, LLC	4,800(90)	*	4,800(90)	0	0%
Benjamin A. Schneider, TT	1,866(91)	0%	1,866(91)	0	0%
Robert G. Sanker, TT	6,666(92)	*	6,666(92)	0	0%
Robert Kanter	1,667(93)	0%	1,667(93)	0	0%
Fred Kanter	1,667(94)	0%	1,667(94)	0	0%
Mark Kanter	1,667(95)	0%	1,667(95)	0	0%
Daniel Kanter	1,667(96)	0%	1,667(96)	0	0%	0

…

Assumes that all Private Placement Warrants and shares of common stock, as applicable, are sold pursuant to this offering.  Because the selling securityholders may sell all, some or none of such Private Placement Warrants and shares, or may acquire or dispose of other shares of common stock, no reliable estimates can be made of the aggregate number of securities that will be sold pursuant to this offering or the number or percentage of securities that each selling securityholder will own upon completion of this offering.

*

Less than 1%.

(1)

Ownership includes 105,000 IPO Warrants and 50,000 Private Placement Warrants. Shares offered include 50,000 shares underlying the Private Placement Warrants. Ownership after the offering includes 105,000 IPO Warrants.

(2)

Ownership includes 25,000 shares from Private Placement Warrants. Shares offered include 25,000 shares underlying the Private Placement Warrants.

(3)

Ownership includes 15,000 IPO Warrants, 45,000 Private Placement Warrants and 30,438 Securityholder Warrants. Shares offered include 45,000 shares underlying the Private Placement Warrants and 30,438 Securityholder Warrants. Ownership after the offering includes 15,000 IPO Warrants.

(4)

Ownership includes 5,000 Private Placement Warrants. Shares offered include 5,000 shares underlying the Private Placement Warrants.

(5)

Ownership includes 30,000 Private Placement Warrants. Shares offered include 30,000 shares underlying the Private Placement Warrants.

(6)

Ownership includes 15,000 Private Placement Warrants. Shares offered include 15,000 shares underlying the Private Placement Warrants.

(7)

Ownership includes 40,000 IPO Warrants and 40,000 Private Placement Warrants. Shares offered include 40,000 shares underlying the Private Placement Warrants. Ownership after offering included 40,000 IPO Warrants.

(8)

Ownership includes 12,500 Private Placement Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants.

(9)

Ownership includes 12,500 IPO Warrants, 12,500 Private Placement Warrants and 24,385 Securityholder Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants and 24,385 shares underlying the Securityholder Warrants. Ownership after offering includes 12,500 IPO Warrants.

(10)

Ownership includes 12,500 Private Placement Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants.

(11)

Ownership includes 112,500 Private Placement Warrants. Shares offered include 112,500 shares underlying the Private Placement Warrants.

(12)

Ownership includes 5,000 Private Placement Warrants. Shares offered include 5,000 shares underlying the Private Placement Warrants.

(13)

Ownership includes 42,225 IPO Warrants and 10,000 Private Placement Warrants. Shares offered include 10,000 shares underlying the Private Placement Warrants. Ownership after offering includes 42,225 IPO Warrants.

(14)

Ownership includes 14,900 IPO Warrants and 10,000 Private Placement Warrants. Shares offered include 10,000 shares underlying the Private Placement Warrants. Ownership after offering includes 14,900 IPO Warrants.

(15)

Ownership includes 12,500 Private Placement Warrants and 1,500 Securityholder Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants and 1,500 shares underlying the Securityholder Warrants.

(16)

Ownership includes 40,000 IPO Warrants, 25,000 Private Placement Warrants and 32,457 Securityholder Warrants. Shares offered include 25,000 shares underlying the Private Placement Warrants and 32,457 underlying the Securityholder Warrants. Ownership after offering includes 40,000 IPO Warrants.

(17)

Ownership includes 25,000 Private Placement Warrants and 1,000 Securityholder Warrants. Shares offered include 25,000 shares underlying the Private Placement Warrants and 1,000 shares underlying the Securityholder Warrants.

(18)

Ownership includes 5,000 Private Placement Warrants and 200 Securityholder Warrants. Shares offered include 5,000 shares underlying the Private Placement Warrants and 200 shares underlying the Securityholder Warrants.

(19)

Ownership includes 25,000 Private Placement Warrants. Shares offered include 25,000 shares underlying the Private Placement Warrants.

(20)

Ownership includes 130,000 Private Placement Warrants. Shares offered include 130,000 shares underlying the Private Placement Warrants.

(21)

Ownership includes 19,100 IPO Warrants and 25,000 Private Placement Warrants. Shares offered include 25,000 shares underlying the Private Placement Warrants. Ownership after offering includes 19,100 IPO Warrants.

(22)

Ownership includes 17,500 IPO Warrants and 12,500 Private Placement Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants. Ownership after offering includes 17,500 IPO Warrants.

(23)

Ownership includes 12,500 IPO Warrants and 12,500 Private Placement Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants. Ownership after offering includes 12,500 IPO Warrants.

(24)

Ownership includes 25,000 IPO Warrants and 25,000 Private Placement Warrants. Shares offered include 25,000 shares underlying the Private Placement Warrants. Ownership after offering includes 25,000 IPO Warrants.

(25)

Ownership includes 75,000 Private Placement Warrants. Shares offered include 75,000 shares underlying the Private Placement Warrants.

(26)

Ownership includes 12,500 Private Placement Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants.

(27)

Ownership includes 13,330 IPO Warrants and 7,500 Private Placement Warrants. Shares offered include 7,500 shares underlying the Private Placement Warrants. Ownership after offering includes 13,330 IPO Warrants.

(28)

Ownership includes 12,500 Private Placement Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants.

(29)

Ownership includes 12,500 Private Placement Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants.

(30)

Ownership includes 50,000 Private Placement Warrants. Shares offered include 50,000 shares underlying the Private Placement Warrants.

(31)

Ownership includes 7,500 Private Placement Warrants. Shares offered include 7,500 shares underlying the Private Placement Warrants.

(32)

Ownership includes 12,500 Private Placement Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants.

(33)

Ownership includes 25,000 Private Placement Warrants. Shares offered include 25,000 shares underlying the Private Placement Warrants.

(34)

Ownership includes 5,000 Private Placement Warrants. Shares offered include 5,000 shares underlying the Private Placement Warrants.

(35)

Ownership includes 5,000 Private Placement Warrants. Shares offered include 5,000 shares underlying the Private Placement Warrants.

(36)

Ownership includes 6,250 Private Placement Warrants. Shares offered include 6,250 shares underlying the Private Placement Warrants.

(37)

Ownership includes 12,500 Private Placement Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants.

(38)

Ownership includes 37,500 Private Placement Warrants. Shares offered include 37,500 shares underlying the Private Placement Warrants.

(39)

Ownership includes 13,000 IPO Warrants and 25,000 Private Placement Warrants. Shares offered include 25,000 shares underlying the Private Placement Warrants. Ownership after offering includes 13,000 IPO Warrants.

(40)

Ownership includes 25,000 Private Placement Warrants. Shares offered include 25,000 shares underlying the Private Placement Warrants

(41)

Ownership includes 100,000 Private Placement Warrants. Shares offered include 100,000 shares underlying the Private Placement Warrants

(42)

Ownership includes 25,000 Private Placement Warrants. Shares offered include 25,000 shares underlying the Private Placement Warrants

 (43)

Ownership includes 12,500 Private Placement Warrants and 83,333 Securityholder Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants. Ownership after offering includes 83,333 Securityholder Warrants.

(44)

Ownership includes 5,000 Private Placement Warrants. Shares offered include 5,000 shares underlying the Private Placement Warrants

(45)

Ownership includes 2,422 IPO Warrants and 12,500 Private Placement Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants. Ownership after offering includes 2,422 IPO Warrants.

(46)

Ownership includes 37,500 Private Placement Warrants. Shares offered include 37,500 shares underlying the Private Placement Warrants.

 (47)

Ownership includes 12,500 Private Placement Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants.

(48)

Ownership includes 12,500 Private Placement Warrants. Shares offered include 12,500 shares underlying the Private Placement Warrants

(46)

Ownership includes 37,500 Private Placement Warrants. Shares offered include 37,500 shares underlying the Private Placement Warrants

(49)

Ownership includes 25,000 Private Placement Warrants. Shares offered include 25,000 shares underlying the Private Placement Warrants

(50)

Ownership includes 126,250 Private Placement Warrants. Shares offered include 126,250 shares underlying the Private Placement Warrants

(51)

Ownership includes 3,150 IPO Warrants, 397,179 Securityholder Warrants and 94,566 shares of restricted stock. Shares offered include 397,179 shares underlying the Securityholder Warrants and 94,566 shares of restricted stock. Ownership after offering includes 3,150 IPO Warrants.

(52)

Ownership includes 2,100 IPO Warrants, 255,637 Securityholder Warrants, 13,860 Incentive Options and 53,409 shares of restricted stock.  Shares offered include 255,637 shares underlying the Securityholder Warrants and 53,409 shares of restricted stock. Ownership after offering includes 2,100 IPO Warrants and 13,860 Incentive Options.

(53)

Ownership includes 24,891 Securityholder Warrants, 17,220 Incentive Options and 1,760 shares of restricted stock. Shares offered include 24,891 shares underlying the Securityholder Warrants and 1,760 shares of restricted stock. Ownership after offering includes 17,220 Incentive Options.

(54)

Ownership includes 23,883 Securityholder Warrants, 9,198 Incentive Options and 1,520 shares of restricted stock. Shares offered include 23,883 shares underlying the Securityholder Warrants and 1,520 shares of restricted stock. Ownership after offering includes 9,198 Incentive Options.

(55)

Ownership includes 13,133 Securityholder Warrants and 1,600 shares of restricted stock. Shares offered include 13,133 shares underlying the Securityholder Warrants and 1,600 shares of restricted stock.

(56)

Ownership includes 27,579 Securityholder Warrants, 9,400 Incentive Options and 2,728 shares of restricted stock. Shares offered include 27,579 shares underlying the Securityholder Warrants and 2,728 shares of restricted stock. Ownership after offering includes 9,400 Incentive Options.

(57)

Ownership includes 23,883 Securityholder Warrants, 9,198 Incentive Options and 1,520 shares of restricted stock. Shares offered include 23,883 shares underlying the Securityholder Warrants and 1,520 shares of restricted stock. Ownership after offering includes 9.198 Incentive Options.

(58)

Ownership includes 2,100 IPO Warrants, 3,360 Securityholder Warrants, 7,350 Incentive Options and 800 shares of restricted stock. Shares offered include 3,360 shares underlying the Securityholder Warrants and 800 shares of restricted stock. Ownership after offering includes 2,100 IPO Warrants and 7,350 Incentive Options.

(59)

Ownership includes 2,211 IPO Warrants, 11,760 Securityholder Warrants, 7,350 Incentive Options and 2,800 shares of restricted stock. Shares offered include 11,760 shares underlying the Securityholder Warrants and 2,800 shares of restricted stock. Ownership after offering includes 2,211 IPO Warrants and 7,350 Incentive Options.

(60)

Ownership includes 1,050 IPO Warrants, 18,692 Securityholder Warrants, 8,190 Incentive Options and 4,450 shares of restricted stock. Shares offered include 18,692 shares underlying the

Securityholder Warrants and 4,450 shares of restricted stock. Ownership after offering includes 1050 IPO Warrants and 8,190 Incentive Options.

(61)

Ownership includes 4,200 IPO Warrants, 36,825 Securityholder Warrants, 7,350 Incentive Options and 8,768 shares of restricted stock. Shares offered include 36,825 shares underlying the Securityholder Warrants and 8,768 shares of restricted stock. Ownership after offering includes 4,200 IPO Warrants and 7,350 Incentive Options.

(62)

Ownership includes 800 Securityholder Warrants. Shares offered include 800 shares underlying the Securityholder Warrants.

(63)

Ownership includes 3,101 Securityholder Warrants. Shares offered include 3,101 shares underlying the Securityholder Warrants.

(64)

Ownership includes 3,200 Securityholder Warrants. Shares offered include 3,200 shares underlying the Securityholder Warrants.

(65)

Ownership includes 88,926 Securityholder Warrants and 7,560 Incentive Options. Shares offered include 88,926 shares underlying the Securityholder Warrants. Ownership after offering includes 7,560 Incentive Options.

(66)

Ownership includes 25,000 Securityholder Warrants. Shares offered include 25,000 shares underlying the Securityholder Warrants.

(67)

Ownership includes 100,000 Securityholder Warrants. Shares offered include 100,000 shares underlying the Securityholder Warrants.

(68)

Ownership includes 100,000 Securityholder Warrants. Shares offered include 100,000 shares underlying the Securityholder Warrants.

(69)

Ownership includes 25,000 Securityholder Warrants. Shares offered include 25,000 shares underlying the Securityholder Warrants.

(70)

Ownership includes 25,000 Securityholder Warrants. Shares offered include 25,000 shares underlying the Securityholder Warrants.

(71)

Ownership includes 110,000 Securityholder Warrants. Shares offered include 110,000 shares underlying the Securityholder Warrants.

(72)

Ownership includes 82,489 shares owned by Chris Brogdon, 409,228 shares owned by his spouse Connie Brogdon, 17,325 shares owned by Connie Brogdon FBO Minor Child, 85,392 IPO Warrants owned by Chris Brogdon, 516,700 IPO Warrants owned by Connie Brogdon, 113,900 IPO Warrants owned by Connie Brogdon FBO Minor Child, and 200,000 Securityholder Warrants owned by Chris Brogdon. Shares offered include 300,000 shares underlying the Securityholder Warrants of which 100,000 are not currently vested. Ownership after offering includes 715,992 IPO Warrants as detailed above.

(73)

Ownership includes 82,489 shares owned by Chris Brogdon, 409,228 shares owned by his spouse Connie Brogdon, 17,325 shares owned by Connie Brogdon FBO Minor Child, 85,392 IPO Warrants owned by Chris Brogdon, 516,700 IPO Warrants owned by Connie Brogdon, 113,900 IPO Warrants owned by Connie Brogdon FBO Minor Child, and 200,000 Securityholder Warrants

owned by Chris Brogdon. Shares offered include 300,000 shares underlying the Securityholder Warrants of which 100,000 are not currently vested. Ownership after offering includes 715,992 IPO Warrants as detailed above.

 (74)

Ownership includes 6,002 Securityholder Warrants. Shares offered include 6,002 shares underlying the Securityholder Warrants.

(75)

Ownership includes 2,000 Securityholder Warrants. Shares offered include 2,000 shares underlying the Securityholder Warrants.

(76)

Ownership includes 500 Securityholder Warrants. Shares offered include 500 shares underlying the Securityholder Warrants.

(77)

Ownership includes 500 Securityholder Warrants. Shares offered include 500 shares underlying the Securityholder Warrants.

(78)

Ownership includes 3,254 Securityholder Warrants. Shares offered include 3,254 shares underlying the Securityholder Warrants.

(79)

Ownership includes 113 Securityholder Warrants. Shares offered include 113 shares underlying the Securityholder Warrants.

(80)

Ownership includes 4,500 Securityholder Warrants. Shares offered include 4,500 shares underlying the Securityholder Warrants.

(81)

Ownership includes 1,666 Securityholder Warrants. Shares offered include 1,666 shares underlying the Securityholder Warrants.

(82)

Ownership includes 8,646 Securityholder Warrants. Shares offered include 8,646 shares underlying the Securityholder Warrants.

(83)

Ownership includes 10,146 Securityholder Warrants. Shares offered include 10,146 shares underlying the Securityholder Warrants.

(84)

Ownership includes 505 Securityholder Warrants. Shares offered include 505 shares underlying the Securityholder Warrants.

(85)

Ownership includes 5,438 Securityholder Warrants. Shares offered include 5,438 shares underlying the Securityholder Warrants.

(86)

Ownership includes 563 Securityholder Warrants. Shares offered include 563 shares underlying the Securityholder Warrants.

(87)

Ownership includes 8,622 Securityholder Warrants. Shares offered include 8,622 shares underlying the Securityholder Warrants.

(88)

Ownership includes 375 Securityholder Warrants. Shares offered include 375 shares underlying the Securityholder Warrants.

(89)

Ownership includes 5,250 Securityholder Warrants. Shares offered include 5,250 shares underlying the Securityholder Warrants.

(90)

Ownership includes 4,800 shares of Restricted Stock. Shares offered include 4,800 shares of Restricted Stock.

(91)

Ownership includes 1,866 shares of Restricted Stock. Shares offered include 1,866 shares of Restricted Stock.

(92)

Ownership includes 6,666 shares of Restricted Stock. Shares offered include 6,666 shares of Restricted Stock.

(93)

Ownership includes 1,667 shares of Restricted Stock. Shares offered include 1,667 shares of Restricted Stock.

(94)

Ownership includes 1,667 shares of Restricted Stock. Shares offered include 1,667 shares of Restricted Stock.

(95)

Ownership includes 1,667 shares of Restricted Stock. Shares offered include 1,667 shares of Restricted Stock.

(96)

Ownership includes 1,667 shares of Restricted Stock. Shares offered include 1,667 shares of Restricted Stock.

A.

Affiliated with Bathgate Capital Partners, LLC, an investment banking firm that participated in the 2009 Private Placement.

B.

A participant of the selling group in the 2009 Private Placement.

C.

Affiliated with Liolios Group, Inc., our investor relations firm.

D.

Son of David A. Tenwick, Chairman of AdCare.

E.

Affiliated with Newbridge Securities Group, the underwriter in our November 2006 initial public offering.

F.

An employee of AdCare.

G.

A director of AdCare during 2008.

H.

A director of AdCare during 2005 - 2007.

I.

An officer and director of AdCare until 2008.

J.

A consultant in the AdCare IPO in 2006.

K.

A noteholder of AdCare.

L.

An investor relations firm that represented AdCare in 2007.

M.

A partner with AdCare in the Lincoln Lodge.

N.

Provided investment banking services to AdCare in 2008-2009.

O.

The lessor of the Pavilion Facility managed by AdCare.

P.

An AdCare employee.

Q.

Son of Larry Sturtz, Director of AdCare

R.

Brother of David A. Tenwick, Chairman of AdCare

S.

Counsel for AdCare

T.

Vice President of Huntington Bank, AdCare’s bank

U.

A director of AdCare

V.

Wife of Director Chris Brogdon

W.

Son of Director Chris Brogdon

X.

Greater than 5% shareholder

PLAN OF DISTRIBUTION

Securities Offered for Resale

We are registering the following securities on behalf of the selling securityholders identified herein: (1) 1,382,500 Private Placement Warrants issued in the 2009 Private Placement and (2) 3,385,417 shares of common stock issuable upon the exercise of certain warrants and options consisting of (i) 1,382,500 shares of common stock underlying the Private Placement Warrants, (ii) 1,811,539 shares of common stock underlying the Securityholder Warrants, (iii) 171,378 shares of common stock comprising the Management Restricted Stock, and (iv) 20,000 shares of common stock comprising the Rookwood Restricted Stock.  We will not receive any of the proceeds from the sale by the selling stockholders of the registered securities.  We will bear all fees and expenses incident to our obligation to register the securities described herein.

The selling securityholders may sell all or a portion of the registered securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the registered securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The registered securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be affected in transactions, which may involve crosses or block transactions.

•

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•

in the over-the-counter market;

•

in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•

through the writing of options, whether such options are listed on an options exchange or otherwise;

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales;

•

sales pursuant to Rule 144;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling registered securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the registered securities, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume.  The selling securityholders may also sell registered securities short and deliver registered securities covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales.  The selling securityholders may also loan or pledge registered securities to broker-dealers that in turn may sell such securities.

The selling securityholders may pledge or grant a security interest in some or all of the registered securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the registered securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending, if necessary, the list of selling securityholders to include the pledge, transferee or other successors in interest as selling securityholders under this prospectus.  The selling securityholders also may transfer and donate the registered securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the registered securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the registered securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the registered securities may be sold in such states only through registered or licensed broker-dealers.  In addition, in some states the registered securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the securities registered pursuant to the registration statement, of which this prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the registered securities by the selling securityholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of registered securities to engage in market-making activities with respect to such securities.  All of the foregoing may affect the marketability of the registered securities and the ability of any person or entity to engage in market-making activities with respect to such securities.

We will pay all expenses of the registration of the securities, estimated to be $26,596.74 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling securityholders against certain losses, claims, damages and liabilities, including some liabilities under the Securities Act.  We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus.

Securities Offered by the Company Upon Exercise of IPO Warrants and Newbridge Warrants

We are offering the shares of common stock underlying the IPO Warrants upon the exercise thereof by the holders thereof.  The IPO Warrants may be exercised upon surrender of the warrant certificate therefore on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of such warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of IPO Warrants being exercised.

We are not required to issue any fractional shares of common stock upon the exercise of the IPO Warrants or upon the occurrence of adjustments pursuant to anti-dilution provisions. We will pay the holders of fractional shares an amount equal to the cash value of such fractional shares based on the then-current market price of a share of our common stock.

We are also offering the shares of common stock underlying the Newbridge Warrants upon the exercise thereof by the holders thereof.  The Newbridge Warrants may be exercised upon surrender of the warrant certificate therefor on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of such warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Newbridge Warrants being exercised.

We are not required to issue any fractional shares of common stock upon the exercise of the Newbridge Warrants or upon the occurrence of adjustments pursuant to anti-dilution provisions. We will pay the holders of fractional shares an amount equal to the cash value of such fractional shares based on the then-current market price of a share of our common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Private Placement Warrants

We are registering 1,382,500 Private Placement Warrants issued in the 2009 Private Placement.  Pursuant to the 2009 Private Placement, the Company offered to sell a minimum of 250,000 units and a maximum of 1,000,000 units, with an over-allotment up to an additional 400,000 units (“Private Placement Units”).  Each Private Placement Unit was sold at a price of $2.00 per Unit and consists of one share of the common stock and Private Placement Warrant to purchase a share of common stock at an exercise price of $2.50 per share.  The Private Placement warrants are exercisable at any time until the fifth anniversary date of the completion of the 2009 Private Placement.

The Company has the option, exercisable at any time following the closing of the 2009 Private Placement, and provided that: (1) the common stock underlying the Private Placement Warrants is registered and (2) the common stock trades at or above $6.00 per share for ten consecutive trading days during which the average daily volume for the ten day period is at least 40,000 shares, to call for the repurchase of all or any of the holder’s Private Placement Warrants for an amount equal to $.10 per Private Placement Warrant.

The Private Placement Units were offered to a limited number of investors who met certain qualifications pursuant to exemption from the registration requirements of the Securities Act.

IPO Warrants

Each of the IPO Warrants entitles the holder thereof to purchase one share of common stock at a price equal to $2.50 per share of common stock through December 7, 2014. The IPO Warrants were issued pursuant to the terms of a warrant agreement between us and Continental Stock Transfer & Trust Company, the warrant agent. We have authorized and reserved for issuance the shares of common stock issuable upon exercise of the IPO Warrants. The IPO Warrants are exercisable to purchase a total of 1,406,000 shares of common stock.  The IPO Warrants are traded on the NYSE Amex under the symbol “ADK.WS.”

The terms of the IPO Warrants originally entitled the holders thereof to purchase one share of common stock at a price of $5.40 per share of common stock for a period of five years following the completion of the Company’s November 2006 initial public offering.  At a Special Meeting of the Stockholders held on November 30, 2009, our stockholders approved an amendment to the terms of the IPO Warrants to conform to the terms of the Private Placement Warrants.  Accordingly, the exercise price of the IPO Warrants decreased from $5.40 per share of common stock to $2.50 per share of common stock and the expiration date of the IPO  Warrants was extended until the fifth anniversary date of the completion of the 2009 Private Placement.

The warrant exercise price and the number of shares of common stock purchased upon exercise of the IPO Warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of AdCare with or into another corporate or business entity.

In addition, we may redeem the IPO Warrants upon notice to the holders thereof, at a redemption price of $.10 per IPO Warrant, if the closing price of our common stock on the NYSE Amex equals or exceeds $6.00 per share for ten consecutive trading days during which the average trading volume for such ten-day period is at least 40,000 shares.  The redemption notice must be provided within 15 days following the conclusion of such ten consecutive trading day period.  In the event we exercise our right to redeem the IPO Warrants, the IPO Warrants will be exercisable until the close of business on the date fixed for redemption in such notice.  If any IPO Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled to only the redemption price.

The IPO Warrants do not confer on the warrant holder any voting or other rights of our stockholders. Upon notice to the warrant holders, we have the right to reduce the exercise price or extend the expiration date of the IPO Warrants. Although this right is intended to benefit warrant holders, to the extent we exercise this right when the warrants would otherwise be exercisable at a price higher than the prevailing market price of the common stock, the likelihood of exercise, and the resultant increase in the number of shares outstanding, may impede or make more costly a change in our control.

We are not required to issue any fractional shares of common stock upon the exercise of the IPO Warrants or upon the occurrence of adjustments pursuant to anti-dilution provisions. We will pay the holders of fractional shares an amount equal to the cash value of such fractional shares based on the then-current market price of a share of our common stock.

Newbridge Warrants

Each of the Newbridge Warrants entitles the holder thereof to purchase one share of common stock at a price equal to $2.50 per share of common stock through December 7, 2014. The Newbridge Warrants were issued pursuant to the terms of a warrant agreement by and between us and Continental Stock Transfer & Trust company, the warrant agent.

The terms of the Newbridge Warrants originally entitled Newbridge to purchase one share of common stock at a price of $5.40 per share of common stock for a period of five years following the completion of the Company’s November 2006 initial public offering.  At a Special Meeting of the Stockholders held on November 30, 2009, our stockholders approved an amendment to the terms of the Newbridge Warrants to conform to the terms of the Private Placement Warrants.  Accordingly, the exercise price of the Newbridge Warrants decreased from $5.40 per share of common stock to $2.50 per share of common stock and the expiration date of the Newbridge Warrants was extended until the fifth anniversary date of the completion of the 2009 Private Placement.

The warrant exercise price and the number of shares of common stock purchased upon exercise of the Newbridge Warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of AdCare with or into another corporate or business entity.

In addition, we may redeem the Newbridge Warrants upon notice to the holders thereof, at a redemption price of $.10 per Newbridge Warrant, if the closing price of our common stock on the NYSE Amex equals or exceeds $6.00 per share for ten consecutive trading days during which the average trading volume for such ten-day period is at least 40,000 shares.  The redemption notice must be provided within 15 days following the conclusion of such ten consecutive trading day period.  In the event we exercise our right to redeem the Newbridge Warrants, the Newbridge Warrants will be exercisable until the close of business on the date fixed for redemption in such notice.  If any Newbridge Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled to only the redemption price.

The Newbridge Warrants do not confer on the warrant holder any voting or other rights of our stockholders. Upon notice to the warrant holders, we have the right to reduce the exercise price or extend the expiration date of the Newbridge Warrants. Although this right is intended to benefit warrant holders, to the extent we exercise this right when the Newbridge Warrants would otherwise be exercisable at a price higher than the prevailing market price of the common stock, the likelihood of exercise, and the resultant increase in the number of shares outstanding, may impede or make more costly a change in our control.

We are not required to issue any fractional shares of common stock upon the exercise of the Newbridge Warrants or upon the occurrence of adjustments pursuant to anti-dilution provisions. We will pay the holders of fractional shares an amount equal to the cash value of such fractional shares based on the then-current market price of a share of our common stock.

Management Restricted Stock

We are registering 171,378 shares of common stock comprising certain stock issued to  officers and directors on December 7, 2009.  The Management Restricted Shares were issued in replacement of and in substitution for certain un-vested warrants scheduled to vest in 2012, which warrants were originally issued to such officers and directors pursuant to the Incentive Plan adopted at a Special Meeting of the Stockholders on August 15, 2008 (the “Incentive Plan”).  Pursuant to the Incentive Plan,  officers and directors of the Company were to receive warrants (subject to certain vesting requirements) in 2012 entitling them to purchase up to 218,461 aggregate shares of common stock.  In connection with the 2009 Private Placement, at Special Meeting of the Stockholders held on November 30, 2009, our stockholders voted to amend the terms of the Incentive Plan specifically to eliminate the issuance of un-vested warrants scheduled to vest under the Incentive Plan in 2012.  In addition, our stockholders voted to replace the unvested warrants with Management Restricted Shares to the selling securityholders identified herein.  The Management Restricted Shares are subject to forfeiture and a one year restriction on transfer.  In the event that a recipient of the Management Restricted Shares is not employed by the Company at the end of the one year restriction, all Restricted Shares will be forfeited; provided, however, that no forfeiture will occur in the event there is a “change in control” of the Company during the restricted period or in the event that the recipient is terminated by the Company without “cause” during the restricted period.

Rookwood Restricted Stock

We are registering 20,000 shares of common stock comprising certain stock to be issued to Rookwood in connection with the amendment of a lease with AdCare in April of 2008.

Common Stock

We are registering 3,385,417 shares of our common stock issuable upon exercise of the certain warrants and options, consisting of (i) 1,382,500 shares of common stock underlying the Private Placement Warrants, (ii) 1,811,539 shares of common stock underlying the Securityholder Warrants, (iii) 171,378 shares of common stock comprising the Management Restricted Stock issued to certain directors and officers of the Company on December 7, 2009, and (iv) 20,000 shares of common stock comprising the Rookwood Restricted Stock issued to Rookwood on April 14, 2008.

This section describes the general terms and provisions of our common stock.  For more detailed information, you should refer to our Articles of Incorporation and Code of Regulations, copies of which have been filed with the SEC.  These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Subject to the rights of any holders of serial preferred stock, each outstanding share of common stock is entitled to such dividends as may be declared from time to time by our Board of Directors.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders.  Pursuant to our Articles of Incorporation, holders of our common stock do not have the right to cumulative voting; therefore, the holders of a majority of the shares voting for the election of our Board of Directors can elect all the directors standing for election, if they so choose.  In the event of liquidation, dissolution or winding up of AdCare, holders of our common stock are entitled to receive, on a pro rata basis, any assets remaining after provision for payment of creditors and any holders of our serial preferred stock.  No holder of our common stock has any preemptive or preferential right to purchase or subscribe to any class of AdCare capital stock.

Serial Preferred Stock

This section describes the general terms and provisions of our serial preferred stock.  For more detailed information, you should refer to our Articles of Incorporation and Code of Regulations, copies of which have been filed with the SEC.  These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Our Articles of Incorporation authorize our Board of Directors to issue the serial preferred stock as serial stock of any series and in connection with the creation of such series to fix by the resolution or resolutions providing for the issue of shares the voting powers and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, to the fullest extent permitted by law of the State of Ohio.  As of the date of this prospectus, our Board of Directors has no plans, agreements or understandings for the issuance of any shares of preferred stock.

Listing

Our common stock is traded on the NYSE AMEX under the symbol “ADK.”

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Carlile Patchen & Murphy LLP, Columbus, Ohio.  Attorneys at Carlile Patchen & Murphy LLP beneficially own 11,000 shares of our common stock.

EXPERTS

Battelle & Battelle LLP, an independent registered public accounting firm, audited our consolidated financial statements included in our 2010 Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report which has been incorporated herein by reference, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring to those publicly available documents.  The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.  The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 31, 2011.

•

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 16, 2011.

•

Our Current Reports on Form 8-K filed with the SEC (excluding any portions of such reports that have been “furnished” but not “filed” for purposes of the Exchange Act) on January 6, 2011, January 14, 2011, March 29, 2011, April 6, 2011, May 5, 2011, May 13, 2011, June 6, 2011, June 9, 2011 and June 16, 2011.

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Our Current Reports on Form 8-K/A filed with the SEC (excluding any portions of such reports that have been “furnished” but not “filed” for purposes of the Exchange Act) on January 6, 2011 and April 1, 2011.

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Our Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2011.

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The description of our common stock contained in our Exchange Act Registration Statement on Form 8-A12B filed with the SEC on November 7, 2006 incorporating the description contained in our Registration Statement on Form SB-2, File No. 333-131542, as originally filed with the SEC on February 23, 2006 and as subsequently amended.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

AdCare hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus.  Request for such copies should be directed to AdCare Health Systems, Inc., at 614-628-0788 or 5057 Troy Road, Springfield, Ohio 45502-9032, Attention:  Martin D. Brew, Chief Financial Officer.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.

Any statement contained in a document incorporated by reference or deemed incorporation by reference in this prospectus or any prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus and such prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any subsequently filed document that also is or is deemed to be incorporated by reference modified, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus or prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the securities to be sold in this offering.  This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement.  For further information with respect to us and the securities to be sold in this offering, we make reference to the registration statement.  Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.  We also file periodic reports and other information with the SEC.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings, including the registration statement, are also available to you on the SEC’s website, www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of such securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

While indemnification for liabilities under the Securities Act is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against public policy as expressed in the Securities Act.  We will be governed by the final adjudication of the issue.

Filed Pursuant To Rule 424(b)(3)

File No. 333-166488

PROSPECTUS

ADCARE HEALTH SYSTEMS, INC.

$20,000,000 of Common Stock

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  Under this shelf registration process, we may offer to sell shares of common stock up to a maximum aggregate offering price of $20,000,000, of which $6,788,901 has already been sold.  This prospectus provides you with a general description of our common stock.

We may offer our common stock through agents, underwriters or dealers or directly to investors.  Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities.  The prospectus supplement may also add, update or change the information contained in this prospectus.  We will set forth the names of any underwriters or agents in the accompanying prospective supplement, as well as the net proceeds we expect to receive from such sale.  In addition, the underwriters, if any may over-allot a portion of the securities.

Our common stock is traded on the NYSE AMEX under the symbol “ADK.”  On June 16, 2011, the last reported sale of our common stock on the NYSE AMEX was $5.32 per share.

As of June 16, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $37,630,153.  The aggregate market value of securities sold by or on our behalf pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus is not greater than one-third of the aggregate market value of our common stock held by our non-affiliates.

You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find Additional Information.”

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 4 for certain risks and uncertainties that you should consider.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Prospectus dated June 27, 2011

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You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  The information on this prospectus is complete and accurate only as of the date of the front cover regardless of the time delivery of this prospectus or of any sale of shares.  Except where the context requires otherwise, in this prospectus, the words “Company,” “AdCare,” “we,” “us” and “our” refer to AdCare Health Systems, Inc., an Ohio corporation.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus.  It does not contain all of the information that is important to you.  We encourage you to carefully read this entire prospectus and the documents to which we refer you.  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus.

Our Company

We are a Springfield, Ohio based developer, owner and manager of retirement communities, assisted living facilities, nursing homes, and provide home health care services.  As of March 31, 2011, we operate twenty-eight facilities, comprised of twenty skilled nursing centers, seven assisted living residences and one independent living/senior housing facility, totaling approximately 2,600 units.  Our communities are located in Ohio, Georgia, Alabama and North Carolina.  Subsequent to March 31, 2011, we became the owner and operator of two additional skilled nursing centers with an aggregate of 235 units.

We have an ownership interest in eleven of the facilities we operate, comprised of 100% ownership of five of the skilled nursing centers and six assisted living facilities.  We have lease agreements on eleven skilled nursing facilities.  The assisted living facilities that we own operate under the name Hearth & Home, with the tag line “Home is where the hearth is.”  We also maintain a development/consulting initiative which provides potential management opportunities to our core long-term care business.  AdCare Health Systems, Inc. and Hearth & Home are registered trademarks.

Our business operates in two segments:  (1) management and facility-based care and (2) home-based care.  In our management and facility-based care segment, we derive revenues from three primary sources.  We operate and have ownership interests in eight facilities for which we collect fees from the residents of those facilities.  Profits/losses are generated to the extent that the monthly patient fees exceed the costs associated with operating those facilities.  We also manage assisted living facilities and nursing homes owned by third parties.  With respect to these facilities, we receive a management fee based on the revenue generated by the facilities.  Within our management facility-based care segment, we provide development, consulting and accounting service to third parties.  In these instances, we receive a fee for providing those services.  These fees vary from project to project, with the development fee in most cases being based on a percentage of the total cost to develop the project.

Corporate Information

Our principal executive offices are located at 5057 Troy Road, Springfield, Ohio 45502, and our telephone number is (937) 964-8974.  We maintain a website at www.adcarehealth.com.  This reference to our website is an inactive textual reference only and is not a hyperlink.  The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

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Summary of the Offering

Shares of common stock, no par value, being registered hereunder	An indeterminate number of shares of common stock are being offered up to a maximum aggregate offering price of $20,000,000, of which $6,788,901 has already been sold.
Shares of common stock outstanding as of June 6, 2011	8,407,798 shares of common stock
Use of Proceeds

We will retain broad discretion over the use of net proceeds to us from any sale of our common stock under this prospectus.  We intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited, to repaying, redeeming, or repurchasing existing debt, and for working capital, capital expenditures, and acquisitions.

Risk Factors

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment.  Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 3.

Stock Exchange Symbol	Out common stock is traded on the NYSE Amex under the symbol “ADK.”

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RISK FACTORS

The following are certain risk factors that could affect our business, operations and financial condition.  These risk factors should be considered in connection with evaluating the forward-looking statements contained in this prospectus because these factors could cause the actual results and conditions to differ materially from those projected in forward-looking statements.  This section does not describe all risks applicable to our business, and we intend it only as a summary of certain material factors.  If any of the following risks actually occur, our business, financial condition or results of operations could be negatively affected.  In that case, the trading price of our common stock could decline.

We intend to expand our business into new areas of operation.

Our business model calls for seeking to acquire existing cash flowing operations and to expand our operations by pursuing an acquisition merger and acquisition growth strategy to acquire and lease long term care facilities, primarily nursing homes.  Our success will largely depend on our ability to finance the new acquisitions and implement and integrate the new acquisitions into our management systems.  As a result, we expect to experience all of the risks that generally occur with rapid expansion such as:

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adapting our management systems and personnel into the new acquisition;

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integrating the new acquisition and businesses into our structure;

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acquisition and operation of new acquisitions and businesses in the Southeastern United States, a geographic region in which we have not historically operated;

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obtaining adequate financing under acceptable terms;

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retention of key personnel, customers and vendors of the acquired business and the hiring of new personnel;

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impairments of goodwill and other intangible assets; and

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contingent and latent risks associated with the past operations of, and other unanticipated costs and problems arising in, an acquired business.

If we are unable to successfully integrate the operations of an acquired property or business into our operations, we could be required to undertake unanticipated changes.  These changes could have a material adverse effect on our business.  Since we went public in November, 2006, we have not expanded into new areas of business.

We may need additional financing to complete our long-term acquisition and expansion plans, and we do not have commitments for additional financing.

To achieve our growth objectives, we will need to obtain sufficient financial resources to fund our expansion, development and acquisition activities.  We believe we may need to secure debt financing in order to help us leverage our equity resources and make further acquisitions. As of March 31, 2011, we had an accumulated deficit of $13,314,166 and working capital of approximately $1,746,000.  Our cumulative losses have, in the past, made it difficult for us to borrow adequate funds on what management believed to be commercially reasonable terms.  There can be no assurance that adequate financing will be available on terms that are acceptable to us, if at all.  In addition, our Board of Directors may elect to use our stock as “currency” in acquiring additional businesses.  If so, our stockholders may experience dilution.

We currently have lines of credit in place which may be insufficient to satisfy short-term cash needs.

In March of 2010, we increased our available line of credit with Huntington National Bank to $200,000 in order to assist with cash flow.  As of December 31, 2010, approximately $187,000 was used in operation of the Company.  We have also established a $191,000 line of credit using funds from our non-qualified deferred compensation plan.  Members of this plan, which is only available to senior management, authorized the transfer of funds to establish the line of credit with interest accruing at 8%.  The funds are presently used in the operation of the Company.  Additionally, on October 29, 2010, AdCare subsidiaries ADK Powder Springs Operator, LLC, ADK Lumber City Operator, LLC, ADK Jeffersonville Operator, LLC, ADK LaGrange Operator, LLC, and ADK Thomasville Operator, LLC (collectively, the “Borrowers”) entered into a Credit Agreement with lender, Gemino Healthcare Finance, LLC (the “Lender”), to provide a credit facility in the maximum amount of $5,000,000. The initial term of the Credit Facility will expire on October 29, 2013.  Borrowing under the Credit Facility is not limited to use by the Borrowers and may be used for various business purposes. Conditions of the Credit Agreement require the Borrowers to pay interest on a minimum balance of $1,000,000.  Subsequently, on February 25, 2011, we joined five additional AdCare subsidiaries:  ADK Thunderbolt Operator, LLC, ADK Savannah Beach Operator, LLC, ADK Oceanside Operator, LLC, Attalla Nursing ADK, LLC, and Coosa Nursing ADK, LLC as additional borrowers in the Credit Agreement.  The additional borrowers increased the amount of credit available to us and the maximum amount of the credit facility increased to $7,500,000.  As of March 31, 2011, approximately $1,763,000 of the credit facility was used in the operations of the business.

Businesses typically use lines of credit to finance short-term and unexpected cash needs.  There can be no assurances that these lines of credit will be sufficient in the event of an acute cash deficit.  Therefore, we intend to secure additional lines of credit or increases in our existing lines but we can provide no assurance that it will be available on acceptable terms, if at all, or that the amount of any line of credit obtained will be sufficient to handle future cash needs as they arise.

Our business depends on reimbursement under federal and state programs, and legislation or regulatory action may reduce or otherwise adversely affect the amount of reimbursements.

Our revenues are heavily dependent on payments administered under the Medicare and Medicaid programs. The economic downturn has caused many states to institute freezes on or reductions in Medicaid reimbursements to address state budget concerns.  Moreover, for the 2010 federal fiscal year, the Federal Centers for Medicare and Medical Services (“CMS”) effectively reduced our Medicare reimbursement rates; for the 2011 federal fiscal year, CMS has implemented changes to the Resource Utilization Group classification system, which may impact our Medicare revenues adversely.

In addition to these reductions, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. Aspects of certain of these initiatives, such as further reductions in funding of the Medicare and Medicaid programs, additional changes in reimbursement regulations by CMS, enhanced pressure to contain healthcare costs by Medicare, Medicaid and other payers, and additional operational requirements, could adversely affect us.

We have a history of operating losses and may incur losses in the future as we expand.

For the year ended December 31, 2010, for amounts attributable to the Company, we had a net loss of $2,743,621 compared to a net income of $440,283 for the year ended December 31, 2009.  For the three months ended March 31, 2011, for amounts distributable to the Company, we had net income of $357,291 compared to a net loss of $113,886 for the three months ended March 31, 2010.  There can be no assurance that we will be able to operate profitably as we expand.  As of March 31, 2011, we had working capital of approximately $1,746,000.

Management’s plans with the objective of improving liquidity and profitability in future years encompass the following:

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refinancing debt where possible to obtain more favorable terms.

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increase facility occupancy, improve the occupancy mix by increasing Medicare patients.

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add additional management contracts.

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Acquire additional long term care facilities with existing cash flowing operations to expand our operations.

Management believes that the actions that will be taken by the Company provide the opportunity for the Company to improve liquidity and achieve profitability.  However, there can be no assurance that such events will occur.

Assisted living and skilled nursing facility financial stability could be negatively impacted by the current economic conditions.

Approximately 8% of our skilled nursing occupants and nearly all the occupants of our assisted living facilities rely on their personal investments and wealth to pay for their stay in our facilities.  Recent declines in market values of investments could limit their ability to pay for services or shorten the period of time for which they can pay privately for their stay.  The declining market for the sale of homes could limit their ability to sell their personal assets further reducing their ability to remain in our facilities.  Furthermore, adult children who have recently become unemployed may decide to care for their parent at home so that their parent’s income may help offset some of their own financial burdens.  During 2010, we have experienced lower occupancy in our assisted living facilities and believe it may be due in part to our potential customers’ response to the current economic conditions.  We do not believe lower occupancy in our assisted living facilities represents a trend.

We are engaged in an evolving and highly-regulated industry, which increases the cost of doing business and may require us to change the way our business is conducted.

Health care is an area of extensive and frequent regulatory change.  Changes in the laws or new interpretations of existing laws can have a significant effect on methods of doing business, cost of doing business, and amounts of reimbursements from the government and other payers.  Our assisted living residences and nursing homes are subject to regulation and licensing by state and local health and social service agencies and other regulatory authorities.  We are and will continue to be subject to varying degrees of regulation and licensing by health or social service agencies.  A failure to comply with applicable requirements could cause us to be fined or could cause the cessation of our business, which would have a material adverse effect on our company.

The manner and the extent to which assisted living is regulated at the federal and state level is evolving.  Changes in the laws or new interpretations of existing laws may have a significant effect on our methods and costs of doing business.  Our success will depend partially on our ability to satisfy the applicable regulations and requirements and to procure and maintain required licenses.  Our operations could also be adversely affected by, among other things, regulatory developments such as mandatory increases in the scope and quality of care given to the residents and revisions in licensing and certification standards.  We believe that our operations do not presently violate any existing federal or state laws.  But there can be no assurance that federal, state, or local laws or regulatory procedures which might adversely affect our business, financial condition, and results of operations for prospects will not be expanded or imposed.

State and federal regulatory changes also affect our business.

Because of the nature of our business, changes to both state and federal regulations may impact the pricing for our services and the methods of reimbursement.  Changes which reduce the amount which we can charge for our services or delay or reduce the amount of our reimbursement could have a material adverse effect upon our business.

An expanded Federal program is underway to recover Medicare overpayments.

The Medicare Modernization Act of 2003 established a three year demonstration project to recover overpayments and identify underpayments on Medicare claims from hospitals, skilled nursing facilities and home health agencies through a review of claims previously paid by Medicare beginning in October, 2007.  Medicare contracted nationwide with third parties known as Recovery Audit Contractors (“RAC”) to conduct these reviews commonly referred to as RAC Audits.  Due to the success of the program, the Tax Relief and Healthcare Act of 2006 made the program permanent and mandated its expansion to all 50 states in 2010.  As of March 31, 2011, we have not received notification that any of our claims are subject to RAC Audits however, we can make no assurances that our claims will not be selected for RAC Audits in the future and if they are the extent to which these audits may reduce our revenue or otherwise hinder cash flow.

State Certificate of Need laws and other regulations could negatively impact our ability to grow our nursing home business.

Many states in which we could expand, have adopted Certificate of Need or similar laws that generally require that a state agency approve certain nursing home acquisitions and determine the need for certain nursing home bed additions, new services, capital expenditures, or other changes prior to the acquisition or addition of beds or services, the implementation of other changes, or expenditure of capital.  State approvals are generally issued for specified maximum expenditures and require implementation of the proposal within a specified period of time.  Failure to obtain the necessary state approval can result in the inability to provide the service, to operate the centers, to complete the acquisition, addition, or other change, and can also result in sanctions or adverse action on the center’s license and adverse reimbursement action.  There can be no assurance that we will be able to obtain Certificate of Need approval for all future projects requiring the approval, or that approvals will be timely.

Due to the high-risk circumstances in which we conduct business, we may encounter liability claims in excess of insurance coverage.

The provision of health care services entails an inherent risk of liability.  In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant defense costs.  We currently maintain $1,000,000 in liability insurance for any one exposure.  This insurance is intended to cover malpractice and other lawsuits.  Although we believe that it is in keeping with industry standards, there can be no assurance that claims in excess of our limits will not arise.  Any such successful claims could have a material adverse effect upon our financial condition and results of operations.  Claims against us, regardless of their merit or eventual outcome, may also have a material adverse effect upon our ability to attract and retain business.  In addition, our insurance policies must be renewed annually and there can be no assurance that we will be able to retain coverage in the future or, if coverage is available, that it will be available on acceptable terms.

We encounter intense competition from competitors, many of whom have greater resources than AdCare.

The long-term care industry is highly competitive and we believe that it will become even more competitive in the future.  Our assisted living facilities and nursing homes compete with numerous companies providing similar long-term care alternatives, such as home health care agencies, community-based service programs, retirement communities and convalescent centers, and other assisted living providers.  We compete with national companies such as HCR Manor Care, Alterra and Extended Care with respect to both our nursing home and assisted living facilities.  We also compete with locally owned entities as well as Health Care Facilities-HCF on a regional basis.  Historically, we have found that the entry of one or more of these competitors into one of our established markets can reduce both our occupancy and the rates we are able to charge to our customers. In the past, we have found national publicly traded competitors who are willing to enter into a market already served by us.  When these competitors experienced lower than expected occupancies, they relied on their greater financial resources to reduce their rates in order to increase occupancy.  This resulted in our occupancies decreasing below expected levels. Eventually, demographics improved and rates stabilized.  However, there can be no assurance that similar events will not occur in the future which could limit our ability to attract residents or expand our business and that could have a negative effect on our financial condition, results of operations, and prospects.  We can provide no assurance that competitive pressures will not have a material adverse effect on us.

The home health care business is also highly competitive.  Since we first acquired Assured Health Care in 2005, its operations remain relatively centralized in the Dayton, Ohio area.  However, in that area, Assured faces competition from several sources including, without limitation, Fidelity Nursing Home Systems, Kettering Network Home Care, GEM City Home Care, Greene Memorial Hospital Home Care, and Community Springfield.

Our business is very labor intensive, we operate in smaller markets with limited personnel resources, and our success is tied to our ability to attract and retain qualified employees.

We compete with other providers of home health care, nursing home care, and assisted living with respect to attracting and retaining qualified personnel.  We depend on the availability of Registered Nurses and Licensed Practical Nurses to provide skilled care to our nursing home residents.  According to the Ohio Hospital Association, the supply of nurses nationwide is predicted to be 800,000 short of demand by 2020.  Another study conducted by Dr. David I. Auerbach for the journal Health Affairs estimated the shortage to increase to 340,000 by 2020.  According to the Bureau of Labor Statistics, “employment of registered nurses is expected to grow 23 percent [or 587,000 jobs] from 2006 to 2016, much faster than the average for all occupations”.  The Bureau of Labor Statistics also reports “employment of LPNs is expected to grow 14 percent [or 105,000 jobs] between 2006 and 2016, faster than the average for all occupations, in response to the long-term care needs of an increasing elderly population and the general increase in demand for health care services”.  While the experts may not agree on the size of the shortage, they all appear to agree that there is and will continue to be a shortage.  Because of the small markets in which we operate, shortages of nurses and/or trained personnel may require us to enhance our wage and benefit package in order to compete and lure qualified employees from more metropolitan areas.  To date, we have been able to adequately staff all of our operations.  However, we can provide no assurance that our labor costs will not increase, or that, if they do increase, they can be matched by corresponding increases in revenues.

We are dependent on our management team and the loss of any of these individuals would harm our business.

Our future success depends largely upon the management experience, skill, and contacts of our officers and directors, in particular, David A. Tenwick, Chairman, Christopher Brogdon, Vice-Chairman and Chief Acquisitions Officer, Gary L. Wade, co-CEO and President, Boyd Gentry, co-CEO, and Martin D. Brew, Chief Financial Officer.  Mr. Tenwick has signed an employment agreement that is effective through September 2011.  Mr. Gentry has also entered into an employment agreement with us.  Mr. Wade is retiring and has resigned from AdCare effective June 30, 2011.  Neither Messrs. Brew nor Brogdon have agreed to be employed by us for any specified term.  Loss of the services of any or all of these officers could be materially detrimental to our operations.  In addition, due to the location of our corporate headquarters in a smaller urban region, we may experience difficulty attracting senior managers in the future.

We own multiple parcels of real estate and could be subject to environmental liability for hazardous substances found on any of those parcels, whether or not we caused the contamination.

While we are not aware of any potential problems at this time, we own multiple parcels of real estate, each of which is subject to various federal, state, and local environmental laws, ordinances, and regulations.  Many of these laws and regulations provide that a current or previous owner of real property may be held liable for the cost of removing hazardous or toxic substances, including materials containing asbestos that would be located on, in, or under the property.  These laws and regulations often impose liability whether or not the owner or operator knew, or was responsible for, the presence of the hazardous or toxic substances.  The cost of the removal is generally not limited under the laws and regulations and could exceed the property’s value and the aggregate assets of the owner or operator.  The presence of these substances or failure to remediate such substances properly may also adversely affect the owner’s ability to sell or rent the property or to borrow using the property as collateral.  If any of our properties were found to have environmental issues, we may be required to expend significant amounts to rehabilitate the property and we may be subject to significant liability.

The price of our securities may be subject to fluctuation.

The market price of our common stock and warrants will likely be highly volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control.  These factors include:

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variations in our operating results;

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changes in the general economy, and more specifically the Ohio economy or in the local economies in which we operate;

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the financial markets; the state and length of the present bull market and when the market may revert to a bear market;

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the departure of any of our key executive officers and directors;

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the level and quality of securities analysts’ coverage for our common stock;

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announcements by us or our competition of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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changes in federal, state, and local health-care regulations to which we are subject; and

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future sales of our common stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.

Our management substantially controls all major decisions.

Our directors and officers beneficially own approximately 31.8% of our outstanding common shares, options and warrants.  Therefore, our directors and officers will be able to influence major corporate actions required to be voted on by stockholders, such as the election of directors, the amendment of our charter documents, and the approval of significant corporate transactions such as mergers, reorganizations, sales of substantially all of our assets, and liquidation.  Furthermore, our directors will be able to make decisions affecting our capital structure, including decisions to issue additional capital stock, implement stock repurchase programs and incur indebtedness.  This control may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.

As we expand our operations, we may open or manage facilities that are geographically near other facilities that we operate or manage.

While the facilities that we own and manage are sufficiently well-spaced so that they do not currently compete for business, there can be no assurance in the future, as we grow, that circumstances will not arise where facilities which we own and/or manage will compete with each other for patients.  If this were to occur, it may damage our relationships with facilities that we manage that could result in the termination of our management agreements.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  These requirements may place a strain on our systems and resources.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.  The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required.  This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Takeover defense provisions may adversely affect the market price of our common stock.

Various provisions of Ohio corporation law and of our corporate governance documents may inhibit changes in control not approved by our Board of Directors and may have the effect of depriving our investors of an opportunity to receive a premium over the prevailing market price of our common stock in the event of an attempted hostile takeover.  In addition, the existence of these provisions may adversely affect the market price of our common stock and warrants.  These provisions include:

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a requirement that special meetings of stockholders be called by our Board of Directors, the Chairman, the President, or the holders of shares with voting power of at least 25%;

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staggered terms among our directors with these classes of directors and only one class to be elected each year;

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advance notice requirements for stockholder proposals and nominations; and

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availability of “blank check” preferred stock.

Provisions in our bylaws provide for indemnification of officers and directors, which could require us to direct funds away from our business and future products.

Our Articles of Incorporation and Code of Regulations provide for the indemnification of our officers and directors.  We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director, including reasonable attorneys’ fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company.  Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business and the development of our product candidates, thereby affecting our ability to attain or maintain profitability.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Forward-looking statements provide our current expectations or forecasts of future events.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

The risk factors referred to in this prospectus could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements.  The risks and uncertainties described in this prospectus are not the only ones we face.  New factors emerge from time to time, and it is not possible for us to predict which will arise.  There may be additional risks not presently known to us or that we current believe are immaterial to our business.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner.  Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this prospectus are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares.  We have not independently verified market and industry data from third-party sources.  In addition, consumption patterns and customer preferences can and do change.  As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

USE OF PROCEEDS

We will retain broad discretion over the use of net proceeds to us from any sale of our common stock under this prospectus.  We intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited, to repaying, redeeming, or repurchasing existing debt, and for working capital, capital expenditures, and acquisitions.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue 14,500,000 shares of common stock, no par value, and 500,000 shares of serial preferred stock, no par value.  As of June 6, 2011, we had issued 8,407,798 shares of common stock.  There are no serial preference shares currently outstanding.

Common Stock

This section describes the general terms and provisions of our common stock.  For more detailed information, you should refer to our Articles of Incorporation and Code of Regulations, copies of which have been filed with the SEC.  These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Subject to the rights of any holders of serial preferred stock, each outstanding share of common stock is entitled to such dividends as may be declared from time to time by our Board of Directors.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders.  Pursuant to our Articles of Incorporation, holders of our common stock do not have the right to cumulative voting; therefore, the holders of a majority of the shares voting for the election of our Board of Directors can elect all the directors standing for election, if they so choose.  In the event of liquidation, dissolution or winding up of AdCare, holders of our common stock are entitled to receive, on a pro rata basis, any assets remaining after provision for payment of creditors and any holders of our serial preferred stock.  No holder of our common stock has any preemptive or preferential right to purchase or subscribe to any class of AdCare capital stock.

Serial Preferred Stock

This section describes the general terms and provisions of our serial preferred stock.  For more detailed information, you should refer to our Articles of Incorporation and Code of Regulations, copies of which have been filed with the SEC.  These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Our Articles of Incorporation authorize our Board of Directors to issue the serial preferred stock as serial stock of any series and in connection with the creation of such series to fix by the resolution or resolutions providing for the issue of shares the voting powers and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, to the fullest extent permitted by law of the State of Ohio.  As of the date of this prospectus, our Board of Directors has no plans, agreements or understandings for the issuance of any shares of preferred stock.

Listing

Our common stock is traded on the NYSE AMEX under the symbol “ADK.”

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

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through underwriters or dealers;

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directly to purchasers;

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in a rights offering;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents; or

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through a combination of any of these methods.

The applicable prospectus supplement will include the following information:

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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or initial public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid by dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.  If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals.  They may then resell the securities to the public at varying prices determined by the dealers at the time of resale.  We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

The aggregate maximum compensation that underwriters, dealers or agents will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed any applicable limitations of the Financial Industry Regulatory Authority.

Direct Sales and Sales through Agents

We may sell the securities directly.  In this case, no underwriters or agents would be involved.  We may also sell the securities through agents designated from time to time.  In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will disclose any commissions payable to the agent.  Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us.  Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospect supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the applicable prospectus supplement.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.  Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Carlile Patchen & Murphy LLP, Columbus, Ohio.  Attorneys at Carlile Patchen & Murphy LLP beneficially own 11,000 shares of our common stock.  Counsel to the underwriters will be named in the applicable prospectus supplement.

EXPERTS

Battelle & Battelle LLP, an independent registered public accounting firm, audited our consolidated financial statements included in our 2010 Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report which has been incorporated herein by reference, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring to those publicly available documents.  The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.  The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 31, 2011.

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 16, 2011.

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Our Current Reports on Form 8-K filed with the SEC (excluding any portions of such reports that have been “furnished” but not “filed” for purposes of the Exchange Act) on January 6, 2011, January 14, 2011, March 29, 2011, April 6, 2011, May 5, 2011, May 13, 2011, June 6, 2011, June 9, 2011 and June 16, 2011.

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Our Current Reports on Form 8-K/A filed with the SEC (excluding any portions of such reports that have been “furnished” but not “filed” for purposes of the Exchange Act) on January 6, 2011 and April 1, 2011.

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Our Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2011.

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The description of our common stock contained in our Exchange Act Registration Statement on Form 8-A12B filed with the SEC on November 7, 2006 incorporating the description contained in our Registration Statement on Form SB-2, File No. 333-131542, as originally filed with the SEC on February 23, 2006 and as subsequently amended.

AdCare hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus.  Request for such copies should be directed to AdCare Health Systems, Inc., at 614-628-0788 or 5057 Troy Road, Springfield, Ohio 45502-9032, Attention:  Martin D. Brew, Chief Financial Officer.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC

Any statement contained in a document incorporated by reference or deemed incorporation by reference in this prospectus or any prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus and such prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any subsequently filed document that also is or is deemed to be incorporated by reference modified, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus or any prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering.  This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement.  For further information with respect to us and the shares of common stock to be sold in this offering, we make reference to the registration statement.  Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.  We also file periodic reports and other information with the SEC.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings, including the registration statement, are also available to you on the SEC’s website, www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The shares of common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

While indemnification for liabilities under the Securities Act is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against public policy as expressed in the Securities Act.  We will be governed by the final adjudication of the issue.